Exhibit 99.1
Independent Auditors’ Report
To the Board of Directors
PRIME LOGISTICS CORP. AND SUBSIDIARY
Plainfield, Indiana
We have audited the accompanying consolidated balance sheet of PRIME LOGISTICS CORP. AND SUBSIDIARY, (the “Company”) as of December 31, 2010 (restated), and the related consolidated statements of operations, shareholders’ equity and cash flows for the year ended December 31, 2010. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PRIME LOGISTICS CORP. AND SUBSIDIARY, as of December 31, 2010 (restated), and the results of its consolidated operations and its cash flows for the year ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.
In our report dated March 3, 2011, we expressed an opinion that the 2010 consolidated financial statements presented fairly, in all material respects, the consolidated financial position of PRIME LOGISTICS CORP. AND SUBSIDIARY, as of December 31, 2010, and the results of its consolidated operations and its cash flows for the year ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America. As discussed in Note 14 to the consolidated financial statements, the 2010 financial statements have been restated to correct a misstatement.
/s/ Somerset CPAs, P.C.
September 20, 2011

PRIME LOGISTICS CORP. AND SUBSIDIARY
Consolidated Balance Sheet
December 31, 2010

Assets
Current Assets
Cash and cash equivalents	$3,351,125
Accounts receivable, net (Note 1)	7,144,035
Prepaid expenses	50,935
Deferred tax assets (Note 9)	279,528

Total Current Assets	10,825,623

Property and Equipment (Note 1)
Machinery and equipment	5,850,324
Software	1,342,028
Furniture and fixtures	67,584
Leasehold improvements	373,893
Accumulated depreciation	(3,320,818)

Total Property and Equipment, net	4,313,011

Other Assets
Deposits	41,961
Goodwill (Note 2)	25,011,808
Customer relationships, net (Note 2)	2,318,459
Deferred tax assets, net (Note 9)	548,762

Total Other Assets	27,920,990

Total Assets	$43,059,624

Liabilities and Shareholders’ Equity

Current Liabilities
Current maturities of long-term debt (Note 4)	$1,665,000
Accounts payable	3,978,926
Accrued expenses	4,736,201

Total Current Liabilities	10,380,127

Long-term Liabilities
Long-term debt (Note 4)	11,701,040
Deferred rent (Note 5)	2,149,610

Total Liabilities	24,230,777

Shareholders’ Equity (Note 6)
Preferred Stock Series A (20,000 shares authorized, 13,656 issued and outstanding, $1,000 par value)	13,656,150
Common Stock Class A (4,400,000 shares authorized, 1,817,350 issued and outstanding, $.00001 par value)	147
Additional paid-in capital	6,617,203
Retained earnings	2,594,144

22,867,644
Less:
Treasury stock	(4,038,797)

Total Shareholders’ Equity	18,828,847

Total Liabilities and Shareholders’ Equity	$3,059,624

See accompanying notes to the consolidated financial statements.

PRIME LOGISTICS CORP. AND SUBSIDIARY
Consolidated Statement of Operations
For the Year Ended December 31, 2010

		%

Net Revenues	$67,467,746	100.0

Cost of Revenues	52,740,066	78.2

Gross Profit	14,727,680	21.8

General and Administrative Expenses	7,238,819	10.7

Income from Operations	7,488,861	11.1

Other Income (Expense)
Interest expense, net	(1,026,971)	(1.5)
Management fees	(300,000)	(0.4)
Acquisition expenses, net	(318,050)	(0.5)
Other income, net	71,543	0.1

Total Other Expense, net	(1,573,478)	(2.3)

Net Income before Income Taxes	5,915,383	8.8

Income Tax Expense	(2,399,876)	(3.6)

Net Income	$3,515,507	5.2

See accompanying notes to the consolidated financial statements.

PRIME LOGISTICS CORP. AND SUBSIDIARY
Consolidated Statement of Shareholders’ Equity
For the Year Ended December 31, 2010

					Additional	Accumulated		Total
	Common Stock		Preferred Stock		Paid-in	Earnings	Treasury	Shareholders’
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Stock	Equity
Balance at January 1, 2010 (as previously reported)	1,817,350	$147	13,656	$13,656,150	$6,617,203	$(1,820,532)	$(4,038,797)	$14,414,171

Prior Period Adjustment (Note 14)	0	0	0	0	0	899,169	0	899,169

Balance at January 1, 2010 (as restated)	1,817,350	147	13,656	13,656,150	6,617,203	(921,363)	(4,038,797)	15,313,340

Net Income	0	0	0	0	0	3,515,507	0	3,515,507

Balance at December 31, 2010	1,817,350	$147	13,656	$13,656,150	$6,617,203	$2,594,144	$(4,038,797)	$18,828,847

See accompanying notes to the consolidated financial statements.

PRIME LOGISTICS CORP. AND SUBSIDIARY
Consolidated Statement of Cash Flows
For the Year ended December 31, 2010

Cash Flows from Operating Activities
Net income	$3,515,507
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	877,490
Amortization of intangible assets	264,967
(Increase) decrease in assets:
Accounts receivable	(909,992)
Prepaid expenses	646,397
Deposits and other assets	(41,961)
Deferred income taxes	(610,128)
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	3,393,239
Deferred rent	(31,577)
Deferred income taxes	(208,072)

Net cash provided by operating activities	6,895,870

Cash Flows from Investing Activities
Purchase of equipment	(533,690)

Net cash used in investing activities	(533,690)

Cash Flows from Financing Activities
Principal payments on long-term debt	(3,665,001)

Net cash used in financing activities	(3,665,001)

Net Increase in Cash and Cash Equivalents	2,697,179

Cash and Cash Equivalents, Beginning of Period	653,946

Cash and Cash Equivalents, End of Period	$3,351,125

Supplemental Information
Interest paid	$1,092,704

Income taxes paid	$2,096,661

See accompanying notes to the consolidated financial statements.

PRIME LOGISTICS CORP. AND SUBSIDIARY
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2010
Note 1 — Nature of Operations and Summary of Significant Accounting Policies:
Prime Logistics Corp. and Subsidiary (the Company), is a Delaware holding company incorporated on September 22, 2009, with one wholly owned subsidiary, Prime Distribution Services, Inc.
Prime Distribution Services, Inc., (Distribution) incorporated in Indiana, is a third-party logistics company headquartered in Plainfield, Indiana, that provides warehousing, cross docking and multi-vendor freight consolidation. The Company has operating locations in Indiana, Texas, Georgia and California.
Consolidation Policy
The consolidated financial statements include the accounts of Prime Logistics Corp. and its wholly owned subsidiary corporation, Prime Distribution Services, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.
Revenue Recognition
As a non-asset based carrier, the Company does not own transportation assets. The Company generates the major portion of its freight revenues by purchasing transportation services from direct (asset-based) carriers and reselling those services to its customers. Revenues related to shipments are recognized at the time the freight is tendered to the direct carrier at origin. Cost related to the shipments are also recognized at this same time based on agreed upon contractual arrangements with direct carriers, and other known factors.
The Company is the primary obligor responsible for providing the service desired by the customer and is responsible for fulfillment, including the acceptability of the services ordered or purchased by the customer. At the Company’s sole discretion, it sets the prices charged to its customers, and is not required to obtain approval or consent from any other party in establishing its prices. The Company has multiple suppliers for the services it sells to its customers, and has the absolute and complete discretion and right to select the supplier that will provide the services ordered by a customer, including changing the supplier on a shipment-by-shipment basis. In most cases, the Company determines the nature, type, characteristics and specifications of the services ordered by the customer. The Company also assumes credit risk for the amount billed to the customer.
Method of Accounting
The Company’s consolidated financial statements are presented on the accrual basis of accounting.
Cash and Cash Equivalents
The Company considers cash in banks and other short-term securities with maturities of three months or less to be cash and cash equivalents.

PRIME LOGISTICS CORP. AND SUBSIDIARY
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2010
Note 1 — Nature of Operations and Summary of Significant Accounting Policies (Continued):
Cash and Cash Equivalents (Continued)
In 2010, the Company increased the notes payable to the former shareholders of Distribution by $177,286, in accordance with the terms of the stock purchase agreement.
Accounts Receivable
The Company carries its trade receivables at invoiced amounts, less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on specific overdue accounts plus a percentage of overdue accounts based on a history of past write-offs. Management established an allowance for doubtful accounts of $65,000 as of December 31, 2010. The Company’s policy is not to accrue interest on past due trade receivables.
Property, Equipment and Depreciation
Property and equipment are carried at cost and includes expenditures for new additions and those, which substantially increase the useful lives of existing assets. Depreciation is computed at various rates by use of the straight-line method. Depreciable lives are as follows:

Software	3 years
Office furniture	5 to 7 years
Machinery and equipment	5 to 10 years
Leasehold improvements	5 to 20 years
Expenditures for normal repairs and maintenance are charged to operations as incurred. The cost of property or equipment retired or otherwise disposed of and the related accumulated depreciation are removed from the accounts in the year of disposal with the resulting gain or loss reflected in earnings or in the cost of the replacement asset.
The provision for depreciation amounted to $877,490 for the year ended December 31, 2010.
Long-lived Assets
Long-lived assets to be held and used are tested for recoverability whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the excess of the asset’s carrying amount over the fair value of the asset. Certain long-lived assets to be disposed of by sale are reported at the lower of carrying amount or fair value less cost to sell.

PRIME LOGISTICS CORP. AND SUBSIDIARY
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2010
Note 1 — Nature of Operations and Summary of Significant Accounting Policies (Continued):
Goodwill and Other Intangible Assets
Goodwill and other intangible assets are assessed for impairment at least annually and more frequently as triggering events occur. In making this assessment, management relies on a number of factors including operating results, business plans, economic projections, anticipated future cash flows and transactions and market place data. Any impairment losses determined to exist are recorded in the period the determination is made. There are inherent uncertainties related to these factors and management’s judgment is involved in performing goodwill and other intangible assets valuation analyses, thus, there is risk that the carrying value of goodwill and other intangible assets valuation may be overstated or understated.
The Company has elected to perform the annual impairment test of recorded goodwill and other intangible assets as of the end of their fiscal year beginning in 2010. The required annual impairment test may result in future periodic write-downs.
Income Taxes
Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due, plus deferred taxes. Deferred taxes are recognized for the differences between the basis of assets and liabilities for financial statement and income tax purposes. Those differences relate primarily to fixed assets (use of different depreciation methods and lives for financial statement and income tax purposes) and certain accrued expenses (use of accrual method for financial statement purposes and cash method for income tax purposes). The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for any operating loss carryforwards, charitable contribution carryforwards and tax credit carryforwards that are available to offset future income taxes.
Advertising
The Company charges advertising costs to expense as incurred. Advertising expense amounted to $27,069 for the year ended December 31, 2010.
Stock-based Compensation
Stock-based compensation cost is measured at the grant date based on the value of the award and is recognized as expense over the vesting period. For grants of options, the Company uses the Black-Scholes option pricing model to estimate the fair value of share-based payment awards. The determination of the fair value of share-based awards is affected by a number of assumptions including expected volatility, expected life, risk-free interest rate, and expected dividends.

PRIME LOGISTICS CORP. AND SUBSIDIARY
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2010
Note 1 — Nature of Operations and Summary of Significant Accounting Policies (Continued):
Stock-based Compensation (Continued)
The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Recently Issued Accounting Pronouncements
In December 2009, the FASB issued an accounting standard update which amends certain requirements for enterprises involved with variable interest entities (“VIE”) to improve financial reporting and to provide more relevant and reliable information to users of financial statements. This standard requires a qualitative analysis to determine the primary beneficiary of a VIE. The analysis identifies the primary beneficiary as the enterprise that has both the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance and the obligation to absorb losses or the right to receive benefits that could be significant to the VIE. The standard also requires additional disclosures about an enterprise’s involvement in a VIE. This standard is effective for the Company beginning January 1, 2010. The adoption of this standard did not have a material effect on the Company’s consolidated financial statements.
Note 2 — Goodwill and Other Intangible Assets:
The following table sets forth the gross carrying amount and accumulated amortization of the Company’s intangible assets excluding goodwill at December 31, 2010:

	Gross	Accumulated
	Amount	Amortization
Intangibles subject to amortization:
Customer Relationships	$2,649,667	$331,208

Customer relationships are being amortized over 10 years. Amortization expense was $264,967 for the year ended December 31, 2010.

PRIME LOGISTICS CORP. AND SUBSIDIARY
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2010
Note 2 — Goodwill and Other Intangible Assets (Continued):
Amortization expense on other intangible assets for each of the next five years is approximately as follows:

Year Ending December 31,
2011	$264,967
2012	264,967
2013	264,967
2014	264,967
2015	264,967
Thereafter	993,624

$2,318,459

The Company has recorded goodwill in the amount of $25,011,808 at December 31, 2010. The Company has elected to perform the annual impairment test of recorded goodwill and other intangible assets as of the end of their fiscal year beginning in 2010. The required annual impairment test may result in future periodic write-downs.
Note 3 — Line of Credit:
At December 31, 2010, the Company had a revolving line of credit agreement including standby letters of credit with a bank maturing on September 30, 2012. The line of credit provides for a maximum aggregate credit limit of $6,000,000, and is reduced by outstanding standby letters of credit of $1,750,000 at December 31, 2010. The Company issued the related standby letters of credit to secure the performance of certain leases. Outstanding borrowings on the line of credit amounted to $0 at December 31, 2010.
The credit agreement allows for interest rate swap agreements under certain circumstances. There were no such swap agreements as of December 31, 2010.
Interest on outstanding borrowings is charged monthly, at the greater of 6 percent or LIBOR plus 5 percent (6% at December 31, 2010). The Company pays a quarterly commitment fee of one-half percent on the unused portion of the line of credit.
Covenants under the line of credit agreement require the Company to meet certain financial ratios including (a) a maximum of funded debt to earnings before interest, tax, depreciation, and amortization (EBITDA) ratio, (b) a maximum senior funded debt to EBITDA ratio, and (c) a minimum fixed charge coverage ratio. In addition, the line of credit provides for certain Company limitations on capital expenditures, disposal of assets, equipment operating lease obligations, and payment of dividends.
The line of credit is secured by substantially all assets of the Company and is subject to terms of a Guaranty Agreement.

PRIME LOGISTICS CORP. AND SUBSIDIARY
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2010
Note 4 — Long-term Debt:
Long-term debt consists of the following as of December 31, 2010:

Description of Debt Outstanding

Notes payable to bank:
Due in quarterly installments of $416,250, plus monthly interest at 6% through September 2012.	$10,418,750

Notes payable to related parties due to acquisition:
Due in full on the maturity date of September 2015, plus quarterly interest at a rate of 5%.	2,947,290

13,366,040
Less current maturities	(1,665,000)

$11,701,040

The notes payable agreement requires the Company to make certain mandatory principal payments contingent on cash availability and specified events, as defined.
Annual maturities of long-term debt are as follows:

Year Ending December 31,
2011	$1,665,000
2012	8,753,750
2013	0
2014	0
2015	2,947,290

$13,366,040

Note 5 — Operating Lease Commitments:
The Company leases equipment under operating leases with unexpired terms ranging from one to five years. Rent expense for equipment operating leases amounted to $624,990 for the year ended December 31, 2010.
The Company is currently leasing warehouse and office facilities at four locations for its operations. The facilities are located in Plainfield, Indiana; Mesquite, Texas; Stockton, California and Norcross, GA. The operating leases have unexpired terms ranging from two to ten years with escalating payments. Lease expense is recognized on a straight-line basis over the term of the related lease for these facilities and amounted to $7,170,197 for the year ended December 31, 2010.

PRIME LOGISTICS CORP. AND SUBSIDIARY
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2010
Note 5 — Operating Lease Commitments (Continued):
The lease agreement for the Plainfield, Indiana facility commenced on May 1, 2008, with a lease term of 11 years and 1 month. The lease agreement requires a $1,600,000 letter of credit as a security deposit. The lease has escalating annual rents of $3,697,294 through May 31, 2014, and $4,069,424 through May 31, 2019.
Future minimum lease payments under operating leases agreements are:

Year Ending December 31,
2011	$7,096,940
2012	6,128,548
2013	4,283,622
2014	3,920,004
2015	4,069,424
Thereafter	13,903,865

$39,402,403

Note 6 — Shareholders Equity:
Shares Authorized
The Company has 5,000,000 total authorized shares of capital stock with a par value of $0.00001 per share on both Class A and Class B common stock and par value of $1,000 per share on its Series A preferred stock. The Company’s authorized capital stock consists of 4,400,000 shares of Class A common stock, 500,000 shares of Class B common stock and 100,000 shares of preferred stock. The Company has designated 20,000 of the preferred shares as Series A preferred stock. The Company also authorized 15,000 shares of unissued treasury stock.
Common Stock
The Company has 1,817,350 shares of Class A common stock issued and outstanding at December 31, 2010.
The Company has 0 shares of Class B common stock issued and outstanding at December 31, 2010.

PRIME LOGISTICS CORP. AND SUBSIDIARY
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2010
Note 6 — Shareholders Equity (Continued):
Series A Preferred Stock
The Company has 13,656 shares of mandatorily redeemable Series A preferred stock issued and outstanding at December 31, 2010. The preferred stock is not convertible to any class of common stock and has no voting rights. The holders are entitled to receive cumulative dividends on a quarterly basis at a rate of 8% per year. Such dividends accumulate whether or not declared by the Company’s Board of Directors, but are payable only when and if declared by the Company’s Board of Directors. As of December 31, 2010, cumulative preferred stock dividends on the Company’s 13,656 outstanding shares of Series A preferred stock amounted to approximately $1,452,030; of which $0 have been declared for payment by the Company’s Board of Directors.
The preferred shares are mandatorily redeemable by the Company upon the uncertain consummation of an initial public offering of shares of capital stock by the Company. The Company has the option to redeem preferred shares at the election of the Board of Directors, at a price equal to the par value of the preferred stock plus any accrued and unpaid dividends. In the event of a liquidation or dissolution of the Company, holders of the Preferred Stock are entitled distribution from Company assets of $1,000 per share plus cumulative unpaid dividends before any payments are made to the holders of Common Stock.
Put and Call Options
Members of executive management exercised the option during 2010 to call common and preferred shares owned by Distribution sellers, Mr. Ron Caldwell and Mr. Rex DeLay. The call consisted of 100,000 shares of Class A common stock and 900 shares of Series A preferred stock.
The purchase price formula for the common stock was the net of enterprise value, outstanding debt and preferred stock value, multiplied by the number of common shares purchased, divided by fully diluted common stock as defined. The purchase price formula for the preferred stock was determined by multiplying the preferred stock value by a fraction; the numerator of which is the number of shares of preferred stock included in the put/call shares and the denominator of which is total number of shares of preferred stock outstanding.
Note 7 — 2009 Employee Stock Option Plan:
The Company established an Employee Stock Option Plan (the Plan) to attract and retain the best available employees and to provide incentive to improve corporate performance of the Company and its subsidiaries on a long-term basis. The Company has reserved 368,676.80 shares of Class B common stock for issuance under the Plan. Employee stock options (options) granted under the Plan (a) vest immediately, (b) vest over a 4 year period (time-vesting) or (c) vest upon the attainment of a certain internal rate of return as defined in the Plan, or a combination of the vesting requirements. Options expire 10 years from the date of grant, or 3 months after the date the option holder is no longer employed by the Company.

PRIME LOGISTICS CORP. AND SUBSIDIARY
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2010
Note 7 — 2009 Employee Stock Option Plan (Continued):
Total options vested amounted to 135,220 as of December 31, 2010. The options were valued at approximately $0 on the date of grant.
A summary of the status of the Company’s options as of December 31, 2010, is presented below:

		Weighted
		Average
		Fair Value at
	Shares	Grant Date
Nonvested at January 1, 2010	216,351	$0

Granted	0	0
Vested	27,044	0
Expired	0	0

Nonvested at December 31, 2010	189,307	$0

The Black-Scholes option valuation model was used to estimate the fair value of the options granted during the year ended December 31, 2010. The model includes subjective input assumptions that can materially affect the fair value estimates. The model was developed for use in estimating the fair value of traded options that have no vesting restrictions and that are fully transferable. For example, the expected volatility is estimated based on the most recent historical period of time equal to the weighted average life of the options granted. Options issued under the Company’s option plans have characteristics that differ from traded options. In the Company’s opinion, this valuation model does not necessarily provide a reliable single measure of the fair value of its employee stock options.
Note 8 — Pension Plan:
The Company sponsors a defined contribution pension plan (401k) that covers substantially all of its full time hourly and salaried employees. The Company matches 50% of employee contributions up to 6% of wages. Company expense for the matching contribution was approximately $128,138 for the year ended December 31, 2010.
Note 9 — Income Taxes:
The Company records its provisions and obligations for taxes based upon the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax reporting purposes.

PRIME LOGISTICS CORP. AND SUBSIDIARY
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2010
Note 9 — Income Taxes (Continued):
Federal and state income tax expense for the year ended December 31, 2010, is summarized as follows:

Federal:
Current expense	$1,761,025

State:
Current expense	638,851

Total	$2,399,876

The Company’s deferred tax assets and liabilities as of December 31, 2010, are summarized as follows:

Federal:
Deferred tax assets	$1,543,337
Deferred tax liabilities	(981,832)

561,505
State:
Deferred tax assets	399,037
Deferred tax liabilities	(132,252)

266,785

Net deferred tax asset	$828,290

The net deferred tax asset is reflected in the Company’s Consolidated Balance Sheet as follows:

Current assets	$279,528

Other assets, net	548,762

$828,290

U.S. generally accepted accounting principles require the Company to examine its tax positions for uncertain positions. Management is not aware of any uncertain tax position that is more likely than not to change in the next twelve months, or that may not sustain an examination by applicable taxing authorities.

PRIME LOGISTICS CORP. AND SUBSIDIARY
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2010
Note 9 — Income Taxes (Continued):
The Company’s policy is to recognize penalties and interest as incurred in its Consolidated Statement of Operations, which totaled $2,029 for the year ended December 31, 2010.
The Company’s federal and various state income tax returns for 2007 through 2010 are subject to examination by the applicable tax authorities, generally for three years after the later of the original or extended due date.
Note 10 — Related Party Transactions:
The Company has a management agreement with a related party and investor to provide consulting services. The Company’s expense for management fees was $300,000 for the year ended December 31, 2010.
The Company has five-year employment agreements with shareholders Messrs. Caldwell and Delay through September 30, 2014. The employment agreements contain (a) certain annual payments as defined and (b) non-compete clauses that expire September 30, 2016.
The Company has executive agreements with members of management that provide for severance packages in the amount of the executive’s base pay, payable over a 12 month period and a one year non-compete clause in the event of separation from employment. In addition, the agreements allow the Company to repurchase any securities owned by certain executives upon separation at fair market value.
Note 11 — Bonus Plans:
Senior Management Value Creation Bonus Plan
Effective January 1, 2010, the Company initiated the Senior Management Value Creation Bonus Plan for members of executive management. The bonus plan is based on the incremental increases in equity value of the Company created from January 1, 2010 to December 31, 2014. The Company has accrued approximately $372,000 related to this bonus plan at December 31, 2010.
Incentive Bonus Plan
As of December 31, 2010, management offered an incentive bonus for salaried and hourly employees based on the achievement of certain financial goals. The Company has accrued approximately $394,000 related to this bonus plan at December 31, 2010.

PRIME LOGISTICS CORP. AND SUBSIDIARY
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2010
Note 12 — Concentration of Credit Risk:
The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with one financial institution. At times, such amounts may be in excess of the FDIC insured limit. The Company has never experienced any losses related to these balances. All non-interest bearing cash balances were fully insured at December 31, 2010, due to a temporary federal program in effect from December 31, 2010 through December 31, 2012. Under the program, there is no limit to the amount of insurance for eligible accounts. Beginning January 1, 2013, insurance coverage will revert to $250,000 per depositor at each financial institution, and non-interest bearing cash balances may again exceed federally insured limits.
The Company routinely assesses the financial strength of its customers and, as a consequence, believes its accounts receivable credit risk exposure is limited.
Note 13 — Business Concentration:
The Company’s revenues are substantially derived from warehousing, cross docking, freight consolidation and related services for customers who are shipping products to two major national retailer outlets. The Company believes that these national retailers are financially sound. Therefore, while recognizing the dependence on the retailers’ stability, the Company believes the risk to the Company is low.
Three customers accounted for 17% of 2010 revenues and 20% of accounts receivable at December 31, 2010.

PRIME LOGISTICS CORP. AND SUBSIDIARY
Notes to the Consolidated Financial Statements
For the Year Ended December 31, 2010
Note 14 — Prior Period Adjustment:
Retained earnings at January 1, 2010, have been adjusted to correct for errors in the determination of current and deferred taxes for the year ended December 31, 2009, related to accrued rent expense as the result of a tax examination by the Internal Revenue Service subsequent to the previously issued audit report dated March 3, 2011. These corrections also resulted in the decrease of notes payable to the former shareholders of Distribution by $952,540, in accordance with the terms of the stock purchase agreement. Had the errors not been made, the effect to retained earnings at December 31, 2009, would have been an increase of $899,169. The 2010 financial statements have been restated to correct these misstatements and the cumulative effect is as follows:

	As
	Previously	Prior Period	As
	Reported	Adjustment	Restated

Other Assets:
Deferred tax assets, net	$0	$548,762	$548,762

Total Assets	$0	$548,762	$548,762

Current Liabilities:
Accrued expenses	$3,808,632	$927,569	$4,736,201

Long-term Liabilities:
Long-term debt	12,653,580	(952,540)	11,701,040
Deferred tax liabilities	325,436	(325,436)	0

Total Liabilities	$16,787,648	$(350,407)	$16,437,241

Shareholders’ Equity	$17,929,678	$899,169	$18,828,847

Net Income	$3,515,507	$0	$3,515,507

Note 15 — Subsequent Events:
The Company has evaluated subsequent events through September 20, 2011, the date on which the financial statements were available to be issued.
As discussed in Note 14 to the consolidated financial statements, the 2010 financial statements have been restated to correct a misstatement as a result of a tax examination by the Internal Revenue Service subsequent to the previously issued audit report dated March 3, 2011.
On August 31, 2011, Roadrunner Transportation Systems, Inc., acquired all of the outstanding capital stock of the Company for approximately $97,500,000, consisting of $94,500,000 in cash and $3,000,000 of common stock.